UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 6, 2011

Alterra Capital Holdings Limited
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	000-33047	98-0584464
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Alterra House, 2 Front Street, Hamilton, Bermuda		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 6, 2011, the Registrant issued a news release to announce the formation of New Point IV Limited ("New Point IV"), a sidecar vehicle established to create additional capacity for the property catastrophe collateralized retrocessional marketplace. New Point IV is being sponsored by the Registrant in partnership with Stone Point Capital LLC ("Stone Point") through its private equity fund, Trident V L.P. Each of the Registrant and Stone Point has committed up to $100 million to capitalize New Point IV.

Alterra Agency Limited, a wholly owned subsidiary of the Registrant ("Agency"), will be the underwriting manager of New Point IV pursuant to an underwriting services agreement ("Agreement") expected to become effective on or about April 30, 2011 and to continue until the first anniversary of the effective date unless terminated earlier in accordance with the terms of the Agreement. The Agreement may be extended for an additional year, subject to certain conditions.

Pursuant to the terms of the Agreement, Agency will receive (i) a service fee for the period May 1, 2011 through April 30, 2012 (the "Underwriting Term") equal to four percent (4%) of the gross written premiums for contracts underwritten and incepting during such period, (ii) a performance fee (a "Performance Fee") with respect to contracts underwritten and incepting during the Underwriting Term equal to 8.33% of the Cumulative Adjusted Net Income (as defined below) for such period and (iii) an administrative fee of up to $50,000 per quarter.

"Cumulative Adjusted Net Income (Loss)" shall mean, for any underwriting period, the Adjusted Net Income (Loss) for such underwriting period from May 1 of such underwriting period until the calculation date of Cumulative Adjusted Net Income (Loss).

"Adjusted Net Income (Loss)" shall mean, for any underwriting period, (i) the net income or loss of New Point IV, determined in accordance with generally accepted accounting principles, with respect to the contracts underwritten and incepting during the period May 1 to April 30, including all income earned and expenses incurred during such underwriting period and all income earned and expenses incurred thereafter that are allocable to such contracts, but before any Performance Fees payable with respect to such underwriting period, less (ii) any investment income of New Point IV.

The Registrants expects that New Point IV will commence underwriting on or about May 1, 2011, subject to market conditions.

Item 9.01 Financial Statements and Exhibits.

99.1 News release, dated April 6, 2011, announcing the formation of New Point IV.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alterra Capital Holdings Limited

April 7, 2011	By:	Peter A. Minton

Name: Peter A. Minton
Title: Executive Vice President and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

99.1	News release, dated April 6, 2011, announcing the formation of New Point IV.